Exhibit 10.3
BIOCRYST PHARMACEUTICALS, INC.
EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED AS OF JULY 7, 2023)

I.PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of BioCryst Pharmaceuticals, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.ADMINISTRATION OF THE PLAN

A.The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary for the proper administration of the Plan and in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

B.The Plan Administrator may grant rights to purchase Common Stock under the Plan pursuant to rules, procedures or sub-plans adopted by the Board or the Plan Administrator that are designed to achieve tax, securities law or other compliance objectives in particular locations outside the United States. Such sub-plans may be designed to be outside the scope of Code Section 423. All grants made to participants outside of the United States shall be deemed to be made under a non-U.S. sub-plan, unless otherwise designated at the time of grant.

C.The Plan Administrator shall have the power, in its discretion, to establish separate, simultaneous or overlapping purchase periods having different terms and conditions and to designate the Participating Corporation(s) that may participate in a particular purchase period. Notwithstanding the foregoing, and except with respect to sub-plans designed to be outside the scope of Code Section 423, each purchase period shall individually comply with the terms of the Plan and the requirements of Code Section 423(b)(5) that all Participants granted purchase rights shall have equal rights and privileges under this Plan to the extent required under Code Section 423.

III.STOCK SUBJECT TO PLAN

A.The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 7,975,000 shares. If an outstanding purchase right for any reason expires or is terminated or canceled, the shares of Common Stock allocable to the unexercised portion of that purchase right shall again be available for issuance under the Plan.

B.Subject to any required action by the stockholders of the Corporation and the requirements of Code Section 424 to the extent applicable, in the event any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.PURCHASE PERIODS

A.Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.Each purchase period shall have a duration of six (6) months, or such other duration as the Plan Administrator may determine. Notwithstanding the foregoing, the Plan Administrator may establish additional or alternative concurrent, sequential or overlapping purchase periods, a different duration for one or more purchase periods or different commencing or ending dates for such purchase periods; provided, however, such purchase periods comply with the terms of the Plan and Code Section 423 (except with respect to sub-plans designed to be outside the scope of Code Section 423) and no purchase period may have a duration exceeding twenty-seven (27) months. Unless otherwise provided by the Plan Administrator in an enrollment form, purchase periods shall run from the first business day in February to the last business day in July and from the first business day of August to the last business day of January.

V.ELIGIBILITY

A.Each individual who is an Eligible Employee on the start date of any purchase period shall be eligible to participate in the Plan for that purchase period.

B.To participate in the Plan for a particular purchase period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the start date of the purchase period.

VI.PAYROLL DEDUCTIONS

A.The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each purchase period, up to a maximum not to exceed fifteen percent (15%), as determined by the Plan Administrator and set forth in an enrollment form. The deduction rate so authorized shall continue in effect for the entire purchase period and for each subsequent purchase period in which the Participant is eligible to participate, except to the extent such rate is changed in accordance with the following guidelines:

(i)The Participant may, at any time during the purchase period, reduce his or her rate of payroll deduction to become effective as soon as administratively practicable after filing of the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per purchase period.

(ii)The Participant may, prior to the commencement of any new purchase period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the maximum in effect as set forth in Section VI(A)) shall become effective as of the start date of the new purchase period.

B.Payroll deductions shall begin on the first payday following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the payday ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account, unless otherwise required by applicable law. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

C.Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D.The Participant’s acquisition of Common Stock under the Plan during any purchase period shall neither limit nor require the Participant’s acquisition of Common Stock during any subsequent purchase period, subject to the limits set forth in the Plan.

VII.PURCHASE RIGHTS

A.Grant of Purchase Right. A Participant shall be granted a separate purchase right on the start date of each purchase period in which he or she participates. The purchase right shall grant the Participant the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B.Exercise of the Purchase Right. Each purchase right shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with Section VII(F) below) on such date. The purchase shall be effected by applying the Participant’s payroll deductions for the purchase period (together with any carryover deductions from the preceding purchase period) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period.

C.Purchase Price. The purchase price per share of Common Stock on any Purchase Date shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period or (ii) the Fair Market Value per share of Common Stock on the Purchase Date.

D.Number of Purchasable Shares. The number of shares purchasable by a Participant on any Purchase Date shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with such Purchase Date (together with any carryover deductions from the preceding purchase period) by the purchase price in effect for that Purchase Date. However, unless otherwise provided by the Plan Administrator, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed Three Thousand (3,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization, as provided in the Plan.

E.Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

F.Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i)A Participant may, at any time prior to the last day of the purchase period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right as soon as administratively practicable following the Plan Administrator’s receipt of the Participant’s properly completed form to terminate his or her outstanding purchase right. Any payroll deductions collected during the purchase period in which such termination occurs shall, at the Participant’s election, be immediately refunded as soon as administratively practicable or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

(ii)The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of the new purchase period.

(iii)Should the Participant cease to remain an Eligible Employee for any reason (including, without limitation, termination of employment, death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the purchase period in which such cessation of Eligible Employee status occurs shall be immediately refunded.

G.Corporate Transaction. In the event of a Corporate Transaction during the purchase period, unless otherwise provided by the Plan Administrator, each outstanding purchase right shall automatically be exercised, immediately prior to the Effective Date of such Corporate Transaction, by applying the payroll deductions of each Participant for the purchase period to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable share limitations per Participant shall continue to apply to any such purchase.

The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

H.Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

I.Assignability. During the Participant’s lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

J.Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.ACCRUAL LIMITATIONS

A.No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.For purposes of applying such accrual limitations, the following provisions shall be in effect:

(i)The right to acquire Common Stock under each purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted.

(ii)No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding. Such limitation shall be applied in conformance with Code Section 423(b)(8).

C.If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

D.In the event there is any conflict between the provisions of this article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this article shall be controlling.

IX.EFFECTIVE DATE AND TERM OF THE PLAN

A.The Plan was originally adopted by the Board on December 9, 1994 and became effective on the Effective Date subject to approval by the stockholders of the Corporation and the Corporation having complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission) and applicable listing requirements of any Stock Exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

B.Unless sooner terminated by the Board, the Plan shall terminate upon the earlier of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

X.AMENDMENT OF THE PLAN

The Board may alter, amend, suspend or discontinue the Plan following the close of any purchase period. However, the Board may not, without the approval of the Corporation’s stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the Plan, (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan; or (iv) except with respect to any sub-plan designed to be outside the scope of Code Section 423, otherwise amend the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Code Section 423(b).

If the Plan is terminated, the Plan Administrator may elect to terminate all outstanding purchase periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the sole discretion of the Plan Administrator, be accelerated). If any purchase period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest unless otherwise required by law) as soon as administratively practicable.

XI.GENERAL PROVISIONS

A.All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

B.Nothing in the Plan shall confer upon the Participant any right to continue in the employ or other service of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing or engaging such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment or service at any time for any reason, with or without cause.

C.The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

D.At the time a Participant’s purchase right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Common Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign taxes, if any, required to be withheld by any Participating Corporation upon exercise of the purchase right or upon such disposition of shares, respectively. A Participating Corporation may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

E.The issuance of shares of Common Stock under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities, including, without limitation, the 1933 Act and the 1934 Act. A purchase right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulation or the requirements of any Stock Exchange upon which the Common Stock may then be listed. As a condition to the exercise of a purchase right, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Corporation. The Plan Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any purchase right, including a window-period limitation, as may be imposed in the sole discretion of the Plan Administrator.

APPENDIX
DEFINITIONS

The following definitions shall be in effect under the Plan:

A.Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Corporations during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

B.Board shall mean the Corporation’s Board of Directors.

C.Code shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

D.Common Stock shall mean the Corporation’s common stock, par value $0.01 per share.

E.Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

F.Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i)a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

G.Corporation shall mean BioCryst Pharmaceuticals, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of BioCryst Pharmaceuticals, Inc. which shall by appropriate action adopt the Plan.

H.Effective Date shall mean February 1, 1995. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

I.Eligible Employee shall mean any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to any Participating Corporation as an employee for earnings considered wages under Section 3401(a) of the Code, unless otherwise required by applicable law. Notwithstanding the foregoing, the Plan Administrator may exclude from participation in the Plan as an Eligible Employee any employee who is a citizen or resident of a foreign jurisdiction (without regard to whether such employee is also a citizen of the United States or a resident alien (within the meaning of Code Section 7701(b)(1)(A))) if either (i) the grant of the purchase right is prohibited under the laws of the jurisdiction governing such employee, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or the purchase right to violate the requirements of Code

Section 423; provided that any such exclusion shall be applied in an identical manner under each purchase period to all such employees in accordance with Treasury Regulation Section 1.423-2(e).

J.Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)If the Common Stock is at the time traded on the Nasdaq Global Market, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq Global Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such Stock Exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)If the Common Stock is not listed on a Stock Exchange, its Fair Market Value shall be established by the Plan Administrator in good faith.

K.1933 Act shall mean the Securities Act of 1933, as amended.

L.1934 Act shall mean the Securities Exchange Act of 1934, as amended.

M.Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

N.Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Date are listed in attached Schedule A.

O.Plan shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document, as it may be amended from time to time.

P.Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan (the “Committee”), except with respect to such matters that are not delegated to the Committee by the Board (whether pursuant to committee charter or otherwise). The Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; and (ii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Plan Administrator” will include the Committee, the Board and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

Q.Purchase Date shall mean the last business day of each purchase period.

R.Stock Exchange shall mean the Nasdaq Global Select Market, the New York Stock Exchange or other national securities exchange or quotation system.